                                  Schedule 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).

                             MIV THERAPEUTICS, INC.
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------

                                 Not applicable
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

         Not applicable
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

         Not applicable
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         Not applicable
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

         Not applicable
--------------------------------------------------------------------------------

(5) Total fee paid:

         Not applicable
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid:
Form, Schedule or Registration Statement No.:
Filing Party:
Date Filed:

MIV Therapeutics, Inc.
Suite 1, 8765 Ash Street
Vancouver, BC, V6P 6T3



March 14, 2003




Dear Stockholder:

You are cordially invited to attend the 2002 annual meeting of stockholders of MIV Therapeutics, Inc. to be held on Tuesday, April 22, 2003, at 10:00 am local time, at the offices of MIV Therapeutics, Inc. at Suite 1 - 8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3.

The annual meeting will begin with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business properly brought before the meeting, followed by a report on our financial and operating performance.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

The vote of every stockholder is important and your cooperation in promptly returning your executed proxy will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

Sincerely,

/s/ Alan P. Lindsay
Alan P. Lindsay
Chairman of the Board of Directors
President and Chief Executive Officer

MIV Therapeutics, Inc.
Suite 1, 8765 Ash Street
Vancouver, BC, V6P 6T3

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 2003

--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MIV Therapeutics, Inc., a Nevada corporation, (the "Company") will be held on Tuesday, April 22, 2003, in Vancouver, BC, at 10:00 a.m., local time, for the following purposes:

1. To elect four (4) directors to serve for the ensuing year and until their successors are elected.

2. To ratify the appointment of Morgan & Co., Chartered Accountants, as Independent Accountants for the fiscal year ending May 31, 2003.

3.       To ratify the Company's Stock Option Plan.

4. To transact such other business as may properly come before the Annual Meeting or any postponement of or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the closing of business on March 6, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.

All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy. Any proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the Meeting.

FOR THE BOARD OF DIRECTORS

/s/ Alan P. Lindsay
Alan P. Lindsay
Chairman of the Board of Directors
President and Chief Executive Officer

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

MIV Therapeutics, Inc.
Suite 1, 8765 Ash Street
Vancouver, BC, V6P 6T3

--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

The enclosed proxy is solicited on behalf of the Board for Directors of MIV Therapeutics, Inc., a Nevada corporation (the "Company"), for use at the Company's 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 22, 2003, at 10:00 am, local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company at Suite 1, 8765 Ash Street, Vancouver, BC, V6P 6T3. The Company's telephone number is (604) 301-9545.

INFORMATION CONCERNING SOLICITATION AND VOTING
----------------------------------------------

Purposes of the Annual Meeting
------------------------------

The purposes of the Annual Meeting are (i) to elect four directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify the appointment of Morgan & Co., Chartered Accountants, as independent auditors of the Company for the fiscal year ending May 31, 2003; (iii) to adopt the Company's 2001 Stock Option Plan; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding
----------------------------------

Shareholders of record at the close of business on March 6, 2003 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 20,596,185 shares of the Company's common stock were outstanding. For information regarding security ownership by management and by beneficial owners of more than 5% of the Company's common stock, see "Security Ownership of Certain Beneficial Owners and Management." Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by (1) delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or (2) by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy. Any written notice of revocation or subsequent proxy should be delivered to MIV Therapeutics, Inc., Suite 1, 8765 Ash Street, Vancouver, BC, V6P 6T3, Attention: Secretary, or hand-delivered to the Secretary of MIV Therapeutics, Inc. at or before the taking of the vote at the Annual Meeting.

Voting and Solicitation
-----------------------

Each shareholder entitled to vote at the Annual Meeting is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; and (ii) FOR ratification of the appointment of Morgan & Co., Chartered Accountants, as independent auditors for the fiscal year ending May 31, 2003; and (iii) FOR the approval of the Company's Stock Option Plan. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the shareholders at the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

Expenses of solicitation will be borne by MIV Therapeutics, Inc. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes
-------------------------------------

A majority of the shares of common stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast (the "Votes Cast") with respect to such matter.

A plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of auditors and to adopt the Company's Stock Option Plan.

While there is no definitive statutory or case law authority in Nevada as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. With respect to the proposals submitted to our shareholders for voting pursuant to this proxy solicitation, nominees will not have discretionary voting power with respect to Proposal 3, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to nominees with respect to that proposal.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS
Nominees
--------

Four nominees have been selected for election to MIV Therapeutics, Inc.'s Board of Directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, two of whom are presently directors of the Company (Alan Lindsay and Patrick McGowan). In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

The name of and certain information regarding each nominee is set forth below.

Name of Nominee       Age      Position                           Director Since
---------------       ---      --------                           --------------

Alan Lindsay          52       President, CEO and Chairman        05/16/ 2001
                               of the Board

Patrick McGowan       63       Secretary, CFO, Executive Vice     05/16/2002
                               President and Director

Nathan Blumberg       68       Director                           n/a

Daniel Savard         52       Director                           n/a

Each of the nominees has been engaged in his principal occupation described below during the past five years. There are no family relationships among the directors or executive officers of the Company.

ALAN P. LINDSAY, Chairman, President, and CEO, age 52
-----------------------------------------------------

Until the year 2000, Mr. Lindsay was Chairman, President and CEO of AZCO Mining Inc., an American Stock Exchange and Toronto Stock Exchange listed company, which was a successful base metals exploration company he co-founded in 1988. Mr. Lindsay was a co-founder of Anatolia Minerals and New Oroperu Resources

Ltd., gold exploration companies which trade on the TSX Venture Exchange. Mr. Lindsay was also the Chairman of the Board of GeneMax Pharmaceuticals Inc., a company he co-founded and assisted with its financing. Mr. Lindsay has an extensive background in business management, marketing, and financing. Prior to founding AZCO Mr. Lindsay was responsible for building a significant business and marketing organization for Manulife Financial in Vancouver, BC. Mr. Lindsay has been in his current position since October 2001 and has been responsible for the strategic vision and corporate development of the company.

PATRICK A. MCGOWAN, Executive VP, Chief Financial Officer, Secretary, Director, age 63
--------------------------------------------------------------------------------

Mr. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. He has been engaged by the Company to serve as its Chief Financial Officer, and to assume responsibility for negotiations with attorneys, auditors and financial representatives and the day to day business operations of the Company. Mr. McGowan served as President, Executive Vice-President and CEO of various private and publicly traded companies. As Chief Executive Officer of Flecto Coatings, Canada, from 1972 to 1979 and Flecto Coatings, Ltd., U.S.A., from 1979 to 1981, Mr. McGowan guided the corporation through a dramatic period of growth and consistently achieved corporate profit objectives. The specialty coating, marketed under the brand name Varathane(TM), has become an internationally recognized household product. Mr. McGowan also served as National Sales Manager for McNeil Laboratories (Canada) Ltd., a subsidiary of Johnson & Johnson, for seven years. He was responsible for the determination of marketing strategy of new and existing products and maintained liaison with international research facilities on product development. Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963.

NATHAN BLUMBERG, Director, age 68
---------------------------------

Dr. Blumberg is a Urologist who has extensive experience in his specialty. He has developed new operative procedures for use in advancing solutions in the field of stress urinary incontinence and other urological problems. One procedure (direct end to end urethral anastomosis), became the standard for the U.S. Navy, for urethral injuries. He is also an assistant professor of Urology at Stony Brook University, New York. Dr. Blumberg is considered an expert in his field and has published many publications about urological injuries.

Dr. Blumberg received his undergraduate degree at New York University and his Medical degree at the St. Louis School of Medicine. He was a surgical intern at Kings County Hospital, a urology resident at Brooklyn Veterans Hospital for Urology and served as Chief of Urology on the U.S.S. Sanctuary. Dr. Blumberg founded EXXCODE Corporation, a company involved in providing patent protection for the imprinting of bar codes onto raw x-ray film and has sold an intravenous flow regulator device to the 3M Corporation.

Dr. Blumberg has been appointed Vice President of Biodegradable stent technology for STENTGENIX INC., MIVT's joint venture company. Dr. Blumberg is responsible for developing innovative biodegradable stent solutions for urological applications. Dr. Blumberg believes there is a significant need for biodegradable stents in urology and is committed to making an important contribution to medical science as VP of STENTGENIX.

DANIEL SAVARD, Director, age 52
-------------------------------

Dr. Daniel Savard brings more than 20 years of clinical practice and clinical research in cardiology. Dr. Savard holds a doctorate degree in medicine from Faculty of Medicine of Montreal University (1971-1976) and a license of the Medical Council of Canada. He completed postdoctoral training in Internal Medicine and in Cardiology at Montreal University (1976-1980) and a fellowship in clinical and research echocardiography at Quebec Heart Institute of Laval University. He has been certified in Cardiology from the Corporation des Medecins du Quebec and from the Royal College of Physicians and Surgeons of Canada. Dr. Savard is professor of Medicine at University of Montreal and practicing at Centre Hospitalier Universitaire de Montreal, Notre-Dame Hospital in Montreal. His research interests are coronary heart disease, congestive heart failure, arterial hypertension, hyperlipidemia, angiogenesis therapy in coronary heart disease, circadian cycle and ambulatory blood pressure monitoring.

Dr. Savard is highly involved in clinical research. Indeed, he participated in over 40 clinical trials or which several were international multicenter studies. He has been Principal Investigator, in his institution, for 25 of these studies. He has been member for several large pharmaceuticals clinical advisory boards for companies such as Pfizer, Hoechst Marion Roussel, Biovail Corp, Crystaal Corp. and Aventis Pharma Inc. He is currently consultant for Biovail Corp. and for Medisys, an important Canadian Health Care Management company.

Dr. Savard is Medical Assistant-Director of the Quebec Blue Cross (Canassistance inc.), an Insurance Company and is member of the Board of Governors of Canassistance. He is member of the Societe des Medecins-Experts du Quebec where he does expertise evaluation in Cardiology mainly for Insurance companies, as an expert in civil liability and recently for La Regie des Rentes du Quebec.

He is an active member of several associations such as: the Association des Cardiologues du Quebec and of the Association des Medecins Specialistes du Quebec. Dr. Savard published more than 40 manuscripts from his research.

Vote Required and Recommended of the Board of Directors
-------------------------------------------------------

The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted, shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under Nevada Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2
--------------
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors has appointed Morgan & Co., Chartered Accountants, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2003 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Morgan & Co., Chartered Accountants, has audited the Company's financial statements for each fiscal year since January 10, 2002. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FEES PAID TO ACCOUNTANTS FOR SERVICES RENDERED DURING FISCAL YEAR 2002

The aggregate fees billed by Morgan & Co., Chartered Accountants, for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended May 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year and other corporate matters were $11,982.

Required Vote
-------------

Stockholder approval is not required for the appointment of Morgan & Co., Chartered Accountants since the Board of Directors has the responsibility of selecting auditors. However, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Morgan & Co., Chartered Accountants, the Board of Directors will reconsider its appointment. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders

Recommendation of the Board of Directors
----------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF MORGAN & CO., CHARTERED ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 2003.

PROPOSAL NO. 3
--------------
           ADOPTION OF THE COMPANY'S 2001 INCENTIVE STOCK OPTION PLAN

The 2001 Incentive Stock Option Plan (the "2001 Option Plan") was adopted by the Board of Directors in August 2001. A total of 5,000,000 shares of Common Stock are currently reserved for issuance under the 2001 Option Plan. As of March 6, 2003, options to purchase 3,375,000 shares held by approximately 25 optionees were outstanding under the 2001 Option Plan at a weighted average per share exercise price of $0.82. The fair market value of the Company's Common Stock as of March 5, 2003 was $0.43 per share.

The Company's shareholders are requested to approve the adoption of the 2001 Stock Plan and the reservation of 5,000,000 shares of the Company's Common Stock for issuance under the plan. As of the date hereof, 3,375,000 options have been granted pursuant to the 2001 Option Plan.

The Company believes that the 2001 Option Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Director believes it is in the Company's best interests to adopt the 2001 Stock Plan so that the Company may continue to attract and retain the services of key employees by granting options to purchase the Company's Common Stock and other incentives to its employees in the form of equity ownership.

Vote Required and Recommendation of the Board of Directors
----------------------------------------------------------

The approval of the 2001 Option Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2001 OPTION PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Description of the 2001 Option Plan
-----------------------------------

The following is a summary of the principal features of the 2001 Option Plan. However, the following summary is qualified in its entirety by the specific language of the 2001 Option Plan, a copy of which is available to any shareholder upon written request to the Secretary of the Company.

GENERAL. The purpose of the 2001 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Options granted under the 2001 Option Plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the 2001 Option Plan.

ADMINISTRATION. The 2001 Option Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 2001 Option Plan.

ELIGIBILITY. Nonstatutory stock options and stock purchase rights may be granted under the 2001 Option Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.

TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted.

EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2001 Option Plan permits payment to be made by cash, cashier's cheque, certified cheque, or other acceptable banker's note payable to the order of the Company, other shares of Common Stock of the Company (with some restrictions), cashless exercises, reduction of liability, any other form of consideration permitted by applicable law, any other method as the optionee and the Company may determine as adequate, or any combination thereof.

TERM OF OPTION. The Administrator determines the term of options at the time the options are granted, which term of options shall be evidenced by a written stock option agreement entered into by the Company and the optionee. The term of an incentive stock option may be no more than five (5) years from the date of grant. Unless otherwise stated, the term of options held by directors and senior officers shall be the lesser of five years or the term of their office plus 90 days; the term of employee options shall be the lesser of five years or the term of their employment plus 30 days; and the term of other options shall be the lesser of five years or the term of the engagement agreement plus 30 days.

TERMINATION OF SERVICE. If the optionee's employment or office with the Company is terminated within the term of option for cause, as determined by the Company in its sole discretion, or if the optionee resigns without appropriate or agreed termination terms, the option will be void for all purposes immediately upon notice of termination or resignation, as the case may be, unless otherwise agreed solely at the discretion of the Company. Unless specified in an engagement agreement, "cause" means a material violation, as determined by the Company, of the Company's established policies and procedures and the terms of engagement and a failure to rectify within 15 days of notice. If the optionee's service relationship terminates for any other reason (excluding death or disability), then the optionee generally may exercise the option within 30 days of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within six months from the date of such termination. If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, as to all of the shares subject to the option (including unvested shares), within six months from the date of such termination.

NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, options granted under the 2001 Option Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2001 Option Plan as may be determined by the Administrator.

STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the 2001 Option Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2001 Option Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the 2001 Option Plan without the written consent of the optionee. Unless terminated earlier, the 2001 Option Plan shall terminate on January 30, 2011.

U.S. Federal Income Tax Consequences
------------------------------------

INCENTIVE STOCK OPTIONS. In the United States, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2001 OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

New Plan Benefits
-----------------

The Company can not currently determine the number of shares for which options or rights to purchase will be granted in the future under the 2001 Option Plan to all executive officers as a group, all directors who are not executive officers as a group or all employees (including current officers who are not executive officers) as a group. However, see "Option Grants in the Last Fiscal Year," beginning on page 15 for the number of stock options granted to the officers named in the Summary Compensation Table in the last fiscal year. In the fiscal year ended May 31, 2002, options to purchase an aggregate of 600,000 shares of Common Stock of the Company were granted to executive officers as a group at a weighted average exercise price of approximately $0.70, options to purchase an aggregate of 250,000 shares of Common Stock of the Company were granted to all directors who are not executive officers as a group at a weighted average exercise price of approximately $0.55 and options to purchase an aggregate of 2,525,000 shares of Common Stock of the Company were granted to all other employees and consultants as a group at a weighted average exercise price of approximately $0.88.


                                OTHER INFORMATION

Executive Officers and Directors

The following persons were executive officers during the Last Fiscal Year and executive officers of the Company as of the Record Date:

Name                       Age     Position
----                       ---     --------

Alan Lindsay (1)           52      President, CEO, Chairman

Patrick McGowan (2)        63      Executive VP, CFO, Secretary, Director

James Elliott (3)          44      Director

Tom Troczynksi (4)         49      Vice President of Coatings

Arc Rajtar (5)             55      Vice President Operations (MIVI Technologies,
                                   Inc.)

Wifred Jefferies (6)       45      Vice President, Director


(1) Alan Lindsay was appointed as Director on May 16, 2001, and as President, CEO and Chairman on October 11, 2001.

(2) Patrick McGowan was appointed as Executive VP, CFO and Secretary on October 29, 2001 and appointed as Director on May 16, 2002.

(3)      James Elliott was appointed as Director on October 29, 2001.

(4) Tom Troczynksi was appointed as Vice President of Coatings on February 14, 2002.

(5) Arc Rajtar has been Vice President (Operations) for MIVI Technologies, Inc., the Company's subsidiary since February, 2002.

(6) Wilfred Jefferies resigned as Vice President and Director on April 17, 2002, however he still remains on the Company's Scientific Advisory Board, and is a Scientific Consultant to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with, except that several disclosures were made late.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

                                          Shares beneficially owned (1) (2)
                                          ---------------------------------
Name                                      Number                   Percent
----                                      ------                   -------

Alan Lindsay                                 500,001 (3)             2.4%

Patrick McGowan                              291,942 (4)             1.4%

James Elliot                                 250,000 (5)             1.2%

Tom Troczynski                                20,000                  *

Arc Rajtar                                   164,700 (6)             0.8%

All Directors and Officers as a Group
(5 persons) as of the Record Date          1,226,643                 6.0%

638519 BC Ltd.                             1,731,334                 8.4%

James Davidson                             1,200,000                 5.8%

Isaiah Capital Inc.                        2,000,000                 9.7%

New Paradigm Capital                       1,500,000                 7.3%

*  less than 0.1%

         (1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of March 6, 2003 through the exercise of any stock option or other right.

         (2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise noted, the address for all persons shall be the principal executive office of the Company.

         (3) Includes 100,000 shares issuable upon exercise of outstanding options which were exercisable at March 6, 2003 or within sixty (60) days thereafter.

         (4) Includes 250,000 shares issuable upon exercise of outstanding options which were exercisable at March 6, 2003 or within sixty (60) days thereafter.

         (5) Includes 250,000 shares issuable upon exercise of outstanding options which were exercisable at March 6, 2003 or within sixty (60) days thereafter.

         (6) Includes 150,000 shares issuable upon exercise of outstanding options which were exercisable at March 6, 2003 or within sixty (60) days thereafter.

Executive Compensation
----------------------

The following table shows, as to each of the Named Officers and Directors, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended May 31, 2002, May 31, 2001 and May 31, 2000:

Summary Compensation Table
--------------------------

                           Annual Compensation                Long Term Compensation
                           -------------------                ----------------------

Name and                Year     Salary           Bonus    Other             Restricted       Securities
Principal                        ($)              ($)      Annual            Stock            Underlying/
Position                                                   Compensation      Awards           Options
                                                           ($)               ($)              (#)
Alan P. Lindsay(1)      2002     133,100(2)       -        -                 -                100,000
President, CEO          2001     110,000          -        -                 -                 -
and Chairman            2000     65,000           -        -                 -                -

James R. Elliott        2002     16,181           -        -                 -                250,000
Director                2001     -                -        -                 -                -
                        2000     -                -        -                 -                -

Patrick A. McGowan      2002     24,411           -        -                 -                250,000
Exec VP, CFO,           2001     -                -        -                 -                -
Secretary and Director  2000     -                -        -                 -                -

Wilfred Jefferies(3)    2002     53,500           -        -                 -                -
Vice President and      2001     -                -        -                 -                -
Director                2000     -                -        -                 -                -

Dr. Tom Troczynski      2002     10,000           -        -                 -                -
Vice President of       2001     -                -        -                 -                -
Coatings                2000     -                -        -                 -                -

Arc Rajtar              2002     27,500           -        -                 -                150,000
Vice President,         2001     -                -        -                 -                -
Operations (MIVI)       2000     -                -        -                 -                -

(1)      Alan Lindsay was appointed as President, CEO and Chairman on October
         11, 2001.

(2) Of the $133,100 salary to Alan P. Lindsay, $30,500 has been paid and $102,600 remains accrued salary.

(3) Wilfred Jefferies resigned as Vice President and Director on April 17, 2002, however he still remains on the Company's Scientific Advisory Board, and is a Scientific Consultant to the Company.

Except as disclosed above, the Company did not pay any compensation to any director or executive in the fiscal year ended May 31, 2002.

Option Grants in Last Fiscal Year
---------------------------------

The following table shows, as to each of the Named Officers and Directors, option grants during the Last Fiscal Year and the potential realizable value of options, assuming 5% and 10% appreciation, at the end of their term:

Name                       Number of    % of Total       Exercise    Expiration   Potential Realizable
                           Securities   Options          Price       Date         Value at Assumed
                           Underlying   Granted to                                Annual Rates of:
                           Options      Employees
                           Granted      During                                    (1)           (2)
                                        Fiscal Year (3)                           5%            10%
--------------------------------------------------------------------------------------------------------
Alan Lindsay               100,000      2.5%             $1.00       08/30/06     $21,551      $46,410

Patrick McGowan            100,000      2.5%             $0.55       11/30/06     $11,853      $25,253
                           150,000      3.8%             $0.80       05/16/07     $33,154      $73,261

James Elliott              250,000      6.3%             $0.55       11/30/07     $37,989      $83,945

Tom Troczynksi             -            -                -           -            -

Arc Rajtar                 100,000      2.5%             $1.00       02/20/07     $22,629      $51,051
                            50,000      1.3%             $1.00       02/20/07     $10,775      $23,205

Wifred Jefferies (4)       100,000      2.5%             $1.00       08/30/06     $21,551      $46,410
                           150,000      3.8%             $0.55       11/30/07     $22,793      $50,367


(1)(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock price.

(3) MIV Therapeutics, Inc. granted options representing an aggregate of 3,965,000 shares to employees in the last fiscal year under the 2001 Stock Option Plan.

(4)      Wilfred Jefferies resigned as Vice President and Director on April 17,
         2002

No options were exercised by any of the Named Officers or Directors during the Last Fiscal Year.

The Board Of Directors And Its Committees
-----------------------------------------

The Board of Directors met in person or via telephone regularly during the Company's fiscal year ended May 31, 2002. Each member of the Board of Directors attended at least 75% of the meetings. The Board of Directors currently does not have any Committees. The Company's Board of Directors is responsible for the selection and retention of independent auditors, audit reports and management recommendations made by the Company's independent auditors.

OTHER MATTERS
-------------

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.


FOR THE BOARD OF DIRECTORS

/s/ Alan P. Lindsay
Alan P. Lindsay
President, CEO and Chairman of the Board

March 14, 2003

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

                             MIV THERAPEUTICS, INC.
                    Proxy for Annual Meeting of Stockholders
                       Solicited by the Board of Directors

The undersigned hereby appoints Alan P. Lindsay, with full power of substitution to represent the undersigned and to vote all the shares of common stock of MIV Therapeutics, Inc. ("MIVT") which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the offices of MIV Therapeutics, Inc. at Suite 1, 8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3 on Tuesday, April 22, 2003, at 10:00 am, local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in MIVT's Proxy Statement dated March 14, 2003, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of MIVT's 2002 Annual Report to Stockholders.

A vote FOR the following proposals is recommended by the Board of Directors:

1. Election of Director Alan P. Lindsay      3. Election of Director Dr. Nathan Blumberg
2. Election of Director Patrick McGowan      4. Election of Director Dr. Daniel Savard

[_] FOR ALL NOMINEES                         [_] WITHHOLD ALL NOMINEES

Instructions:

[_] To withhold authority for any individual nominee, place an "X" in this box and strike a line through the nominee's name listed above.

2. To ratify the appointment of Morgan & Co. as the Company's independent auditors.

         [_] FOR              [_] AGAINST               [_] ABSTAIN

3. To adopt the Company's Stock Option Plan.

         [_] FOR              [_] AGAINST               [_] ABSTAIN

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.

Dated: ________________
(Be sure to date proxy)

______________________________________            ______________________________
(Signature of Stockholder)                        (Signature of Stockholder)

Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, both should sign.